Exhibit 10.39

THIS AGREEMENT made as of the 1st day of October, 2009 by and between ZAIS Group, LLC, a Delaware limited liability company (the “Company”), and Denise Crowley, an individual residing at 420 Everett Road, Holmdel NJ 07733 (the “Employee”).

WITNESSETH:

WHEREAS, the Employee is currently employed by the Company; and

WHEREAS, the Company considers the Employee to be a valuable member of the management team of the UNC Investment Fund, LLC managed account (the “Account”) and desires to provide the Employee with certain additional deferred compensation for services to be rendered in the future above and beyond that otherwise provided to the Employee as an incentive for the Employee’s continuing to remain in the employ of the Company to enhance the possibility that the Company can enjoy the benefit of such future services;

NOW, THEREFORE, in consideration of the agreements hereinafter contained the parties hereto agree as follows:

1. The Company agrees, subject to the terms and conditions set forth herein, to pay deferred compensation to the Employee in the form of a 10% interest (as the same may be adjusted pursuant to Section 2(b) hereof, the “Participating Percentage”) in all Net Incentive Distributions, payable to the Employee within 30 days following each receipt by the Company of any such amounts. As used herein, “Net Incentive Distributions” means 90% of all Incentive Distributions (as defined in the Account’s operative documentation) payable by the Account to the Company or an entity owned by the Company.

2. (a) Except as otherwise provided in Section 2(b), the benefits to be paid as deferred compensation under Section 1 are subject to the condition that the Employee shall have been in the continuous employ of the Company or a subsidiary thereof from the date hereof up to and including the applicable day of payment. For the avoidance of doubt, no payments of deferred compensation made prior to the termination of the Employee’s employment at the Company or a subsidiary thereof shall be subject to recapture by the Company.

(b) (i) If the Employee’s employment at the Company is terminated, either unilaterally by the Company other than “For Cause” (as defined in the Company’s Third Amended and Restated Operating Agreement as from time to time in effect) or because of disability or death of the Employee, before an amount is payable to the Employee under Section 1 above, then, subject to clause (ii) of Section 4 below, the Employee shall continue to be entitled to receive the benefits to be paid as deferred compensation under Section 1 notwithstanding Section 2(a), and the Company shall pay to the Employee (in the event of termination by the Company or of disability) or the Employee’s estate (in the event of death) the deferred compensation set forth in Section 1, regardless of whether or not the condition set forth in Section 2(a) has been met, each such payment to be made within 30 days following receipt of the applicable Incentive Fees.

(ii) If the Employee’s employment at the Company is terminated by the Employee (rather than the Company), then, only for so long as the Employee shall not be employed or otherwise engaged in any capacity in a business which is in the financial services industry or any purpose of which is to provide investment management and/or advisory services (including, but not limited to, performing such services as an employee of an investment bank) (a “Competitive Activity”), the Employee shall continue to be entitled to receive the benefits to be paid as deferred compensation under Section 1 notwithstanding Section 2(a), provided that following the date of termination of employment the Participating Percentage shall be reduced to (x) 5%, if such termination shall occur on or prior to the date which is one year following the date hereof, or (y) 7.5%, if such termination shall occur thereafter.

(c) The Employee shall be deemed to have become disabled for purposes of Section 2(b)(i) above if the Managing Member of the Company (the “Managing Member”) shall find on the basis of medical evidence satisfactory to the Managing Member in his or her sole and absolute judgment that the Employee is disabled, mentally or physically, within the meaning of Section 409A(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the “IRC”).

(d) All amounts payable by the Company to the Employee hereunder will be reported to federal and state taxing authorities as additional wages and will be subjected to federal and state payroll tax withholding in accordance with the various requirements in effect at the time of payment.

3. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Employee. Any funds which may be invested under the provisions of this Agreement shall continue for all purposes to be a part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this Agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

4. Notwithstanding anything herein contained to the contrary, no payment or further payment of any deferred compensation shall be made, and all rights under the Agreement of the Employee, her executors or administrators, or any other person, to receive payments thereof shall be forfeited, (i) after the Employee ceases to be employed by the Company, except in the cases provided in Section 2(b), or (ii) if Section 2(b)(ii) is applicable, or if the Employee’s employment was terminated due to disability, if the Employee, following the date of termination of employment, engages in a Competitive Activity.

5. The right of the Employee to the payment of deferred compensation or other benefits under this Agreement shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

6. Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employ of the Company in any capacity.

7. Any deferred compensation payable under this Agreement shall be deemed salary or other compensation to the Employee for the purpose of computing benefits to which she may be entitled under any pension plan or other arrangement of the Company for the benefit of its employees.

8. The Managing Member shall have full power and authority to interpret, construe, and administer this Agreement and the Managing Member’s interpretations and construction thereof, and actions thereunder shall be binding and conclusive on all persons for all purposes. The Managing Member shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his or her own willful misconduct or Jack of good faith.

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9. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Employee and her heirs, executors, administrators, and legal representatives.

10. As a condition to the award of deferred compensation hereunder, the Employee is concurrently herewith executing a non-competition agreement with the Company containing confidentiality, non-competition, and non-solicitation provisions, if the Employee has not already done so.

11. This Agreement is intended to comply with the provisions of Section 409A of the IRC.

12. It is expressly understood and agreed by the parties that the deferred compensation payable hereunder has been granted in respect of services to be performed by the Employee in the future and as an incentive for the Employee’s continuing to remain in the employ of the Company. Solely if and to the extent required by IRC Section 409A(a)(4)(B)(iii), by her execution of this Agreement, the Employee elects to defer the compensation amounts as determined in Section 1 hereof in accordance with IRC Section 409A(a)(4)(B)(iii).

13. Notwithstanding any language to the contrary herein, in no event will the Company make distributions hereunder at any time prior to the earliest occurrence of any of the events set forth at IRC Section 409A(a)(2)(A) as that provision may from time to time be amended or interpreted by regulations issued by the U.S. Treasury Secretary.

14. This Agreement shall be construed in accordance with and governed by the law of the State of New Jersey.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Employee has hereunto set her hand as of the date first above written.

ZAIS Group, LLC

/s/ Christian Zugel

Employee:

/s/ Denise Crowley

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